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                                                                     EXHIBIT 4.1



















                                VERITAS DGC INC.
                              RESTRICTED STOCK PLAN

                           (AS EFFECTIVE JUNE 9, 1998)




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                                TABLE OF CONTENTS




                                                                                                               PAGE
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
SECTION 1.        GENERAL PROVISIONS RELATING TO PLAN GOVERNANCE, COVERAGE
                  AND BENEFITS....................................................................................1
         1.1      Purpose.........................................................................................1
         1.2      Definitions.....................................................................................1
                  (a)      Authorized Officer.....................................................................1
                  (b)      Board..................................................................................2
                  (c)      Cause..................................................................................2
                  (d)      Change in Control......................................................................2
                  (e)      Code...................................................................................2
                  (f)      Committee..............................................................................2
                  (g)      Common Stock...........................................................................2
                  (h)      Company................................................................................2
                  (i)      Disability.............................................................................3
                  (j)      Employee...............................................................................3
                  (k)      Employment.............................................................................3
                  (l)      Exchange Act...........................................................................3
                  (m)      Fair Market Value......................................................................3
                  (n)      Grantee................................................................................4
                  (o)      Incentive Award........................................................................4
                  (p)      Insider................................................................................4
                  (q)      Parent.................................................................................4
                  (r)      Performance-Based Exception............................................................4
                  (s)      Plan...................................................................................4
                  (t)      Restricted Stock.......................................................................4
                  (u)      Restricted Stock Agreement.............................................................4
                  (v)      Restricted Stock Award.................................................................4
                  (w)      Restriction Period.....................................................................5
                  (x)      Retirement.............................................................................5
                  (y)      Share..................................................................................5
                  (z)      Share Pool.............................................................................5
                  (aa)     Subsidiary.............................................................................5
                  (bb)     Supplemental Payment...................................................................5
         1.3      Plan Administration.............................................................................5
                  (a)      Authority of the Committee.............................................................5
                  (b)      Meetings...............................................................................5
                  (c)      Decisions Binding......................................................................6


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



                  (d)      Modification of Outstanding Incentive Awards...........................................6
                  (e)      Delegation of Authority................................................................6
                  (f)      Expenses of Committee..................................................................6
                  (g)      Surrender of Previous Incentive Awards.................................................7
                  (h)      Indemnification........................................................................7
         1.4      Shares of Common Stock Available for Incentive Awards...........................................7
         1.5      Share Pool Adjustments for Awards and Payouts...................................................8
         1.6      Common Stock Available.  .......................................................................8
         1.7      Eligibility for Participation...................................................................8

SECTION 2.        RESTRICTED STOCK................................................................................9
         2.1      Award of Restricted Stock.......................................................................9
                  (a)      Grant..................................................................................9
                  (b)      Immediate Transfer Without Immediate Delivery of Restricted
                           Stock..................................................................................9
         2.2      Restrictions...................................................................................10
                  (a)      Forfeiture of Restricted Stock........................................................10
                  (b)      Issuance of Certificates..............................................................10
                  (c)      Removal of Restrictions...............................................................11
         2.3      Delivery of Shares of Common Stock.............................................................11
         2.4      Supplemental Payment on Vesting of Restricted Stock............................................11

SECTION 3.        PROVISIONS RELATING TO PLAN PARTICIPATION......................................................12
         3.1      Plan Conditions................................................................................12
                  (a)      Restricted Stock Agreement............................................................12
                  (b)      No Right to Employment................................................................12
                  (c)      Securities Requirements...............................................................12
         3.2      Transferability................................................................................13
                  (a)      Non-Transferable Awards...............................................................13
                  (b)      Ability to Exercise Rights............................................................13
         3.3      Rights as a Stockholder........................................................................13
                  (a)      Stockholder Rights....................................................................13
                  (b)      Representation of Ownership...........................................................13
         3.4      Listing and Registration of Shares of Common Stock.............................................14
         3.5      Change in Stock and Adjustments................................................................14
                  (a)      Changes in Law or Circumstances.......................................................13
                  (b)      Exercise of Corporate Powers..........................................................14
                  (c)      Recapitalization of the Company.......................................................15
                  (d)      Reorganization of the Company.........................................................15
                  (e)      Issue of Common Stock by the Company..................................................15


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



                  (f)      Acquisition of the Company............................................................16
                  (h)      Assumption of Incentive Awards by a Successor.........................................16
         3.6      Termination of Employment, Death and Disability ...............................................17
                  (a)      Termination of Employment.............................................................17
                  (b)      Disability or Death...................................................................17
                  (c)      Continuation of Incentive Award.......................................................17
         3.7      Change in Control..............................................................................18
         3.8      Exchange of Incentive Awards...................................................................20
         3.9      Financing......................................................................................20

SECTION 4.        GENERAL........................................................................................20
         4.1      Effective Date and Grant Period................................................................20
         4.2      Funding and Liability of Company...............................................................20
         4.3      Withholding Taxes..............................................................................21
                  (a)      Tax Withholding.......................................................................21
                  (b)      Share Withholding.....................................................................21
                  (c)      Loans.................................................................................21
         4.4      No Guarantee of Tax Consequences...............................................................21
         4.5      Designation of Beneficiary by Participant......................................................21
         4.6      Deferrals......................................................................................22
         4.7      Amendment and Termination......................................................................22
         4.8      Requirements of Law............................................................................23
         4.9      Rule 16b-3 Securities Law Compliance...........................................................23
         4.10     Successors.....................................................................................23
         4.11     Miscellaneous Provisions.......................................................................23
         4.12     Severability...................................................................................24
         4.13     Gender, Tense and Headings.....................................................................24
         4.14     Governing Law..................................................................................24



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                                VERITAS DGC INC.
                              RESTRICTED STOCK PLAN



                                   SECTION 1.

                         GENERAL PROVISIONS RELATING TO
                     PLAN GOVERNANCE, COVERAGE AND BENEFITS

1.1      PURPOSE

         The purpose of the Plan is to foster and promote the long-term financial success of Veritas DGC Inc. (the "Company") and its Subsidiaries and to increase Stockholder value by: (a) encouraging the commitment of selected key Employees (b) motivating superior performance of such Employees by means of long-term performance related incentives, (c) encouraging and providing such Employees with a program for obtaining ownership interests in the Company which link and align their personal interests to those of the Company's Stockholders,
(d) attracting and retaining key Employees by providing competitive incentive compensation opportunities, and (e) enabling key Employees to share in the long-term growth and success of the Company.

         The Plan provides for the payment of restricted stock incentive compensation and it is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA). The Plan shall be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.

         The Plan shall become effective as of June 9, 1998 (the "EFFECTIVE DATE"). The Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 4.7, until all Shares subject to the Plan have been purchased or acquired according to its provisions. However, in no event may an Incentive Award be granted under the Plan after the expiration of ten (10) years from the Effective Date.

1.2      DEFINITIONS

         The following terms shall have the meanings set forth below:

                  (a) AUTHORIZED OFFICER. The Chairman of the Board, the Chief Executive Officer of the Company, an Executive Vice President of the Company, the Corporate Vice President of Human Resources, and any other officer of the Company who has been delegated the


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         authority by the Committee to execute a Restricted Stock Agreement for and on behalf of the Company. No officer shall be an Authorized Officer with respect to any Restricted Stock Agreement for himself.

                  (b)      BOARD.  The Board of Directors of the Company.

                  (c) CAUSE. When used in connection with termination of Employment, "Cause" shall mean the termination of the Grantee's Employment by the Company by reason of (i) the conviction of the Grantee by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony;
         (ii) the proven commission by the Grantee of an act of fraud upon the Company; (iii) the willful and proven misappropriation of any funds or property of the Company by the Grantee; (iv) the willful, continued and unreasonable failure by the Grantee to perform the material duties assigned to him; (v) the knowing engagement by the Grantee in any direct, material conflict of interest with the Company without compliance with the Company's conflict of interest policy, if any, then in effect; or (vi) the knowing engagement by the Grantee, without the written approval of the Board, in any activity which competes with the business of the Company or which would result in a material injury to the business, reputation or goodwill of the Company.

                  (d) CHANGE IN CONTROL. Any of the events described in and subject to Section 4.7.

                  (e) CODE. The Internal Revenue Code of 1986, as amended, and the regulations and other authority promulgated thereunder by the appropriate governmental authority. References herein to any provision of the Code shall refer to any successor provision thereto.

                  (f) COMMITTEE. The Compensation Committee of the Board as such Committee is comprised from time to time. The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Board, in its sole discretion, may bifurcate the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single Committee. The members of the Committee shall serve at the discretion of the Board.

                  (g) COMMON STOCK. The common stock of the Company, $.01 par value per share, and any class of common stock into which such common shares may hereafter be converted, reclassified or recapitalized.

                  (h) COMPANY. Veritas DGC Inc., a corporation organized under the laws of the State of Delaware, and any successor in interest thereto.



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                  (i)      DISABILITY. As determined by the Committee in its
         discretion exercised in good faith, a physical or mental condition of the Employee that would entitle him to payment of disability income payments under the Company's long term disability insurance policy or plan for employees as then effective; or in the event that the Grantee is not covered, for whatever reason, under the Company's long-term disability insurance policy or plan, "Disability" means a permanent and total disability as defined in Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Grantee shall submit to an examination by such physician upon request.

                  (j) EMPLOYEE. Any employee of the Company (or any Parent or Subsidiary) within the meaning of Section 3401(c) of the Code who, in the opinion of the Committee, is (i) one of a group of officers or any other key employee of the Company (or any Parent or Subsidiary) and
         (ii) in a position to contribute materially to the growth and development and to the financial success of the Company (or any Parent or Subsidiary), including, without limitation, officers who are members of the Board.

                  (k) EMPLOYMENT. Employment by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming an Incentive Award in any transaction described in Section 424(a) of the Code, or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code. In this regard, neither the transfer of a Grantee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Grantee from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of temporary illness, authorized vacation or granted for reasons of professional advancement, education, health, or government service, or during military leave for any period (if the Grantee returns to active Employment within 90 days after the termination of military leave), or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or agreement. Whether an authorized leave of absence shall constitute termination of Employment hereunder shall be determined by the Committee in its discretion.

                  (l) EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

                  (m) FAIR MARKET VALUE. The Fair Market Value of one share of Common Stock on the date in question is deemed to be (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the New York Stock


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         Exchange or other principal securities exchange on which Shares are then listed or admitted to trading, or (ii) if not so reported, the average of the closing bid and asked prices for a Share on the immediately preceding business day as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). If there was no public trade of Common Stock on the date in question, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported.

                  (n) GRANTEE. Any Employee who is granted an Incentive Award under the Plan.

                  (o) INCENTIVE AWARD. A grant of any Restricted Stock Award, as well as any Supplemental Payment provided therein, that is made to a Grantee under the Plan.

                  (p) INSIDER. An individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to
         Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

                  (q) PARENT. Any corporation (whether now or hereafter existing) which constitutes a "parent" of the Company, as defined in
         Section 424(e) of the Code.

                  (r) PERFORMANCE-BASED EXCEPTION. The Performance-Based Exception from the tax deductibility limitations of Section 162(m) of the Code, as prescribed in Code ss. 162(m) and Treasury Regulation ss. 1.162-27(e) (or its successor).

                  (s) PLAN. The Veritas DGC Inc. Restricted Stock Plan as set forth herein and as it may be amended from time to time.

                  (t) RESTRICTED STOCK. Shares of Common Stock issued or transferred to a Grantee pursuant to Section 2.1.

                  (u) RESTRICTED STOCK AGREEMENT. The written agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which a Restricted Stock Award is granted under the Plan, as such agreement is further defined in Section 3.1(a).

                  (v) RESTRICTED STOCK AWARD. An authorization by the Committee to issue or transfer Restricted Stock to a Grantee.



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                  (w)      RESTRICTION PERIOD. The period of time determined by
         the Committee and set forth in the Restricted Stock Agreement during which the transfer of Restricted Stock by the Grantee is restricted.

                  (x) RETIREMENT. The voluntary termination of Employment from the Company or any Parent or Subsidiary constituting retirement for age on any date after the Employee attains the normal retirement age of 65 years, or such other age as may be designated in the Grantee's Restricted Stock Agreement by the Committee in its discretion.

                  (y)      SHARE. A share of the Common Stock of the Company.

                  (z) SHARE POOL. The number of shares authorized for issuance under Section 1.4, as adjusted for awards and payouts under
         Section 1.5 and as adjusted for changes in corporate capitalization under Section 3.5.

                  (aa) SUBSIDIARY. Any corporation (whether now or hereafter existing) which constitutes a "subsidiary" of the Company, as defined in Section 424(f) of the Code.

                  (bb)     SUPPLEMENTAL PAYMENT.  Any amount, as described in
         Section 2.4, dedicated to payment of income taxes that are payable by the Grantee on an Incentive Award.

1.3      PLAN ADMINISTRATION

                  (a) AUTHORITY OF THE COMMITTEE. Except as may be limited by law and subject to the provisions herein, the Committee shall have full power to (i) select Grantees who shall participate in the Plan;
         (ii) determine the sizes, duration and types of Incentive Awards; (iii) determine the terms and conditions of Incentive Awards and Restricted Stock Agreements; (iv) determine whether any Shares subject to Incentive Awards will be subject to any restrictions on transfer; (v) construe and interpret the Plan and any Restricted Stock Agreement or other agreement entered into under the Plan; and (vi) establish, amend, or waive rules for the Plan's administration. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

                  The Committee may grant an Incentive Award to an individual who it expects to become an Employee within the next six months, with such Incentive Award being subject to such individual actually becoming an Employee within such time period, and subject to such other terms and conditions as may be established by the Committee in its discretion.

                  (b) MEETINGS. The Committee shall designate a chairman from among its members who shall preside at all of its meetings, and shall designate a secretary, without


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         regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee and the Committee may hold telephonic meetings. The Committee may take any action otherwise proper under the Plan by the affirmative vote, taken with or without a meeting, of a majority of its members. The Committee may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Committee.

                  (c) DECISIONS BINDING. All determinations and decisions made by the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all persons including the Company, its shareholders, Employees, Grantees, and their estates and beneficiaries. The Committee's decisions and determinations with respect to any Incentive Award need not be uniform and may be made selectively among Incentive Awards and Grantees, whether or not such Incentive Awards are similar or such Grantees are similarly situated.

                  (d) MODIFICATION OF OUTSTANDING INCENTIVE AWARDS. Subject to any required stockholder approval requirements, if applicable, the Committee may, in its discretion, provide for the extension of the exercisability of an Incentive Award, accelerate the vesting or exercisability of an Incentive Award, eliminate or make less restrictive any restrictions contained in an Incentive Award, waive any restriction or other provisions of an Incentive Award, or otherwise amend or modify an Incentive Award in any manner that is either (i) not adverse to the Grantee to whom such Incentive Award was granted or (ii) consented to by such Grantee.

                  (e) DELEGATION OF AUTHORITY. The Committee may delegate to any Authorized Officer certain of its duties under the Plan pursuant to such conditions or limitations as the Committee may establish from time to time, except that the Committee may not delegate to any person the authority to (i) grant Incentive Awards to any Insider or (ii) take any action that would contravene the requirements of Rule 16b-3 under the Exchange Act or the Performance-Based Exception under Section 162(m) of the Code to the extent that Rule 16b-3 or the Performance-Based Exemption is applicable to the Grantee as determined by the Committee; provided, however, any such action if taken by an Authorized Officer may be subsequently ratified by the Committee, in its discretion, before the Incentive Award becomes vested and, in such event, any Incentive Award that is granted to the Insider shall be subject to such subsequent ratification by the Committee.

                  (f) EXPENSES OF COMMITTEE. The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by


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         the Company, and other agents as the Committee may deem appropriate for the administration of the Plan. The Committee may rely upon any opinion or computation received from any such counsel or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting expenses and professional fees, shall be paid by the Company.

                  (g) SURRENDER OF PREVIOUS INCENTIVE AWARDS. The Committee may, in its absolute discretion, grant Incentive Awards to Grantees on the condition that such Grantees surrender to the Committee for cancellation such other Incentive Awards as the Committee directs. Incentive Awards granted on the condition precedent of surrender of outstanding Incentive Awards shall not count against the limits set forth in Section 1.4 until such time as such previous Incentive Awards are surrendered and canceled.

                  (h) INDEMNIFICATION. Each person who is or was a member of the Committee shall be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

1.4      SHARES OF COMMON STOCK AVAILABLE FOR INCENTIVE AWARDS

         Subject to adjustment under Section 3.5, there shall be available for Incentive Awards under the Plan an aggregate of Fifty Thousand (50,000) Shares of Common Stock. The number of Shares of Common Stock subject of Incentive Awards that are forfeited or terminated, or are settled in a manner such that all or some of the Shares covered by the Incentive Award are not issued to a Grantee, shall again immediately become available for Incentive Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate.



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         Unless the Committee determines that a particular Incentive Award granted to a Covered Employee is not intended to comply with the Performance-Based Exception, then subject to adjustment as provided in Section 3.5, the maximum aggregate number of Shares of Common Stock that may be granted or that may vest, as applicable, in any calendar year pursuant to any Incentive Award held by any individual Covered Employee shall be 50,000 Shares.

1.5      SHARE POOL ADJUSTMENTS FOR AWARDS AND PAYOUTS.

         A grant of Shares of Restricted Stock shall reduce, on a one Share for one Share basis, the number of Shares authorized for issuance under the Share Pool.

         The following transactions shall restore, on a one Share for one Share basis, the number of Shares authorized for issuance under the Share Pool:

                  (a) A cancellation, termination, expiration, forfeiture, or lapse for any reason of any Shares subject to an Incentive Award; and

                  (b) The payment of any purchase price for Shares by the Grantee with previously acquired Shares, or by withholding Shares which otherwise would be acquired on purchase (i.e., the Share Pool shall be increased by the number of Shares turned in or withheld as payment of the purchase price, if any, for an Incentive Award).

1.6      COMMON STOCK AVAILABLE.

         The Common Stock available for issuance or transfer under the Plan shall be made available from Shares now or hereafter (a) held in the treasury of the Company, (b) authorized but unissued shares, or (c) shares to be purchased or acquired by the Company. No fractional shares shall be issued under the Plan; payment for fractional shares shall be made in cash.

1.7      ELIGIBILITY FOR PARTICIPATION.

         In its discretion, the Committee shall from time to time designate those Employees to be granted Incentive Awards under the Plan, the number of Shares subject to the Incentive Award, and the other terms or conditions relating to the Incentive Award as it deems appropriate to the extent not inconsistent with the provisions of the Plan. A Grantee who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards at any time.




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                                   SECTION 2.

                                RESTRICTED STOCK

2.1      AWARD OF RESTRICTED STOCK

                  (a) GRANT. In consideration for Employment by the Grantee, Shares of Restricted Stock may be awarded under the Plan by the Committee with such restrictions during the Restriction Period as the Committee designates in its discretion, any of which restrictions may differ with respect to a particular Grantee. Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee may determine, which consideration may be less than, equal to or more than the Fair Market Value of the shares of Restricted Stock on the grant date. The terms and conditions of each grant of Restricted Stock shall be evidenced by a Restricted Stock Agreement.

                  (b) IMMEDIATE TRANSFER WITHOUT IMMEDIATE DELIVERY OF RESTRICTED STOCK. Unless otherwise specified in the Grantee's Restricted Stock Agreement, each Restricted Stock Award shall constitute an immediate transfer of the record and beneficial ownership of the Shares of Restricted Stock to the Grantee in consideration of the performance of services as an Employee, entitling such Grantee to all voting and other ownership rights in such Shares subject to any restrictions thereon.

                  As specified in the Restricted Stock Agreement, a Restricted Stock Award may limit the Grantee's dividend rights during the Restriction Period in which the Shares of Restricted Stock are subject to a "substantial risk of forfeiture" (within the meaning given to such term under Code Section 83) and restrictions on transfer. In the Restricted Stock Agreement, the Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock for a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions that it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception. In the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, if applicable, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

                  As determined by the Committee, Shares awarded pursuant to a grant of Restricted Stock may be issued in the name of the Grantee and held, together with a stock powers


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         endorsed by the Grantee in blank, by the Committee or the Secretary of the Company (or their delegates) as a depository for safekeeping until such time as the forfeiture restrictions and restrictions on transfer have lapsed. All such terms and conditions shall be set forth in the particular Grantee's Restricted Stock Agreement. The Company or Committee shall issue to the Grantee a receipt evidencing the certificates held by it which are registered in the name of the Grantee.

2.2      RESTRICTIONS

                  (a) FORFEITURE OF RESTRICTED STOCK. Restricted Stock awarded to a Grantee may be subject to the following restrictions until the expiration of the Restriction Period: (i) a restriction that constitutes a "substantial risk of forfeiture" (as defined in Code
         Section 83), or a restriction on transferability under Code Section 83, and (ii) any other restrictions that the Committee determines are appropriate, including, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee. Any such restrictions shall be set forth in the particular Grantee's Restricted Stock Agreement.

                  (b) ISSUANCE OF CERTIFICATES. Coincident with or promptly after the grant date with respect to Shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Grantee to whom such Restricted Stock was granted, evidencing such Shares; provided, however, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank by the Grantee with respect to such Shares. Each such stock certificate shall bear the following legend or any other legend approved by the Company:

                  THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE VERITAS DGC INC. RESTRICTED STOCK PLAN AND A RESTRICTED STOCK AGREEMENT DATED _______________, ____ BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND VERITAS DGC INC. RESTRICTIONS ON THE RIGHT TO OWN OR TRANSFER THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN IMPOSED PURSUANT TO SAID RESTRICTED STOCK AGREEMENT. A COPY OF THE RESTRICTED STOCK AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE

                  FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST FROM THE HOLDER REQUESTING SUCH COPY.

         Such legend shall not be removed from the certificate evidencing such Shares of Restricted Stock until such Shares vest pursuant to the terms of the Restricted Stock Agreement.

                  (c) REMOVAL OF RESTRICTIONS. The Committee, in its discretion, shall have the authority to remove any or all of the restrictions on the Restricted Stock if it determines that, by reason of a change in applicable law or another change in circumstance arising after the grant date of the Restricted Stock, such action is appropriate.

2.3      DELIVERY OF SHARES OF COMMON STOCK

         Subject to withholding taxes under Section 4.3 and to the terms of the Restricted Stock Agreement, a stock certificate evidencing the Shares of Restricted Stock with respect to which the restrictions in the Restricted Stock Agreement have lapsed or otherwise been satisfied shall be delivered to the Grantee or other appropriate recipient free of restrictions. Such delivery shall be effected for all purposes when the Company shall have deposited such certificate in the United States mail, addressed to the Grantee or other appropriate recipient.

2.4      SUPPLEMENTAL PAYMENT ON VESTING OF RESTRICTED STOCK

         The Committee, either at the time of grant or vesting of Restricted Stock, may provide for a Supplemental Payment by the Company to the holder in an amount specified by the Committee, which amount shall not exceed the amount necessary to pay the federal and state income tax payable with respect to both the vesting of the Restricted Stock and receipt of the Supplemental Payment, (assuming the Grantee is taxed at either the maximum effective income tax rate applicable thereto) or at a lower tax rate deemed appropriate by the Committee. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment.

                                   SECTION 3.

                    PROVISIONS RELATING TO PLAN PARTICIPATION

3.1      PLAN CONDITIONS

                  (a) RESTRICTED STOCK AGREEMENT. Each Grantee to whom an Incentive Award is granted shall be required to enter into a Restricted Stock Agreement with the Company, in such a form as is provided by the Committee. The Restricted Stock Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee's particular Incentive Award. Such terms need not be uniform among all Grantees or any similarly-situated Grantees. The Restricted Stock Agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular Grantee's Incentive Award, as well as, for example, provisions to the effect that the Grantee (i) shall not disclose any confidential information acquired during Employment with the Company, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (iii) shall not interfere with the employment or other service of any employee, (iv) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (v) shall forfeit an Incentive Award if terminated for Cause, (vi) shall not be permitted to make an election under Section 83(b) of the Code when applicable, and (vii) shall be subject to any other agreement between the Grantee and the Company regarding Shares that may be acquired under an Incentive Award including, without limitation, an agreement restricting the transferability of Shares by Grantee. A Restricted Stock Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Grantee. The Restricted Stock Agreement shall be signed by the Grantee to whom the Incentive Award is made and by an Authorized Officer.

                  (b) NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any instrument executed pursuant to the Plan shall create any Employment rights (including without limitation, rights to continued Employment) in any Grantee or affect the right of the Company to terminate the Employment of any Grantee at any time without regard to the existence of the Plan.

                  (c) SECURITIES REQUIREMENTS. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any Shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its legal counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities, and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its discretion, deems to be necessary or desirable.

3.2      TRANSFERABILITY

                  (a) NON-TRANSFERABLE AWARDS. No Incentive Award and no right under the Plan, contingent or otherwise, will be (i) assignable, saleable, or otherwise transferable by a Grantee except by will or by the laws of descent and distribution, or (ii) subject to any encumbrance, pledge, lien, assignment or charge of any nature.

                  No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee's enforceable will or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this
         Section 3.2(a) shall be void and ineffective.

                  (b) ABILITY TO EXERCISE RIGHTS. Subject to a valid beneficiary designation pursuant to Section 4.5, only the Grantee (or his legal guardian in the event of Grantee's Disability), or in the event of his death, his estate, may assume any rights of the Grantee hereunder.

3.3      RIGHTS AS A STOCKHOLDER

                  (a) STOCKHOLDER RIGHTS. Except as otherwise provided in his Restricted Stock Agreement for the grant of Restricted Stock, the Grantee (or a permitted transferee of such Grantee) shall have voting and other rights as a stockholder with respect to such Shares of Restricted Stock prior to the lapse of any restrictions thereon.

                  (b) REPRESENTATION OF OWNERSHIP. In the case of the exercise of an Incentive Award by a person or estate acquiring the right to exercise such Incentive Award by reason of the death or Disability of a Grantee, the Committee may require evidence as to the ownership of such Incentive Award, or the authority of such person, and may require such consents and releases of taxing authorities as the Committee deems advisable.

3.4      LISTING AND REGISTRATION OF SHARES OF COMMON STOCK

         The exercise of any Incentive Award granted hereunder shall only be effective at such time as legal counsel to the Company shall have determined that the issuance and delivery of Shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which Shares are traded. The Committee may, in its discretion, defer the effectiveness of any exercise of an Incentive Award in order to allow the issuance of Shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Grantee in writing of its decision to defer the effectiveness of the exercise of an Incentive Award. During the period that the effectiveness of an Incentive Award has been deferred, the Grantee may, by written notice to the Committee, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

3.5      CHANGE IN STOCK AND ADJUSTMENTS

                  (a)      CHANGES IN LAW OR CIRCUMSTANCES. Subject to Section
         3.7 (which only applies in the event of a Change in Control), in the event of any change in applicable laws or any change in circumstances which results in or would result in any dilution of the rights granted under the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan, then, if the Committee should determine, in its absolute discretion, that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Incentive Awards, such adjustment shall be made in accordance with such determination. Such adjustments may include changes with respect to (i) the aggregate number of Shares that may be issued under the Plan, (ii) the number of Shares subject to Incentive Awards, and (iii) the price per Share for outstanding Incentive Awards.

                  (b) EXERCISE OF CORPORATE POWERS. The existence of the Plan or outstanding Incentive Awards hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company's capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

                  (c) RECAPITALIZATION OF THE COMPANY. Subject to Section 3.7, if while there are Incentive Awards outstanding, the Company shall effect any subdivision or consolidation of Shares of Common Stock or other capital readjustment, the payment of a stock dividend, stock split, combination of Shares, recapitalization or other increase or reduction in the number of Shares outstanding, without receiving compensation therefor in money, services or property, then the number of Shares available under the Plan and the number of Incentive Awards which may thereafter be exercised shall (i) in the event of an increase in the number of Shares outstanding, be proportionately increased and the Fair Market Value of the Incentive Awards awarded shall be proportionately reduced; and (ii) in the event of a reduction in the number of Shares outstanding, be proportionately reduced, and the Fair Market Value of the Incentive Awards awarded shall be proportionately increased. The Committee shall take such action and whatever other action it deems appropriate, in its discretion, so that the value of each outstanding Incentive Award to the Grantee shall not be adversely affected by a corporate event described in this subsection (c).

                  (d) REORGANIZATION OF THE COMPANY. Subject to Section 3.7, if the Company is reorganized, merged or consolidated, or is a party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or exchange, stockholders of the Company receive any Shares of Common Stock or other securities or property, or if the Company should distribute securities of another corporation to its stockholders, each Grantee shall be entitled to receive, in lieu of the number of Restricted Stock shares, with a corresponding adjustment to the Fair Market Value of said Incentive Awards, to which he would have been entitled if, immediately prior to such corporate action, such Grantee had been the holder of record of a number of Shares equal to the number of the outstanding Incentive Awards payable in Shares that were previously awarded to him. For this purpose, Shares of Restricted Stock shall be treated the same as unrestricted outstanding Shares of Common Stock. In this regard, the Committee shall take whatever other action it deems appropriate to preserve the rights of Grantees holding outstanding Incentive Awards.

                  (e) ISSUE OF COMMON STOCK BY THE COMPANY. Except as hereinabove expressly provided in this Section 4.5 and subject to
         Section 3.7, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or Fair Market Value of, any Incentive Awards then outstanding under previously granted Incentive Awards; provided, however, in such event, outstanding Shares of Restricted Stock shall be treated the same as outstanding unrestricted Shares of Common Stock.

                  (f) ACQUISITION OF THE COMPANY. Subject to Section 3.7, in the case of any sale of assets, merger, consolidation or combination of the Company with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), in the absolute discretion of the Committee, any Grantee who holds an outstanding Incentive Award shall have the right (subject to any limitation applicable to the Incentive Award) thereafter and during the term of the Incentive Award, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares which would have been obtained upon exercise of the Incentive Award immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share upon consummation of an Acquisition. The Committee, in its discretion, shall have the authority to take whatever action it deems appropriate to effectuate the provisions of this subsection (f).

                  (g) ASSUMPTION UNDER THE PLAN OF OTHER RESTRICTED STOCK AWARDS. The Committee, in its absolute discretion, may authorize the assumption and continuation under the Plan of outstanding stock-based incentive awards that were granted under a plan or agreement that is or was maintained by a corporation or other entity that was merged into, consolidated with, or whose stock or assets were acquired by, the Company as the surviving corporation. Any such action shall be upon such terms and conditions as the Committee, in its discretion, may deem appropriate, including provisions to preserve the holder's rights under the previously granted stock-based restricted stock award. Any such assumption and continuation of any such previously granted and unexercised restricted stock award shall be treated as an outstanding Incentive Award under the Plan and shall thus count against the number of Shares reserved for issuance pursuant to Section 1.4.

                  (h) ASSUMPTION OF INCENTIVE AWARDS BY A SUCCESSOR. In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the Company's assets, a merger or consolidation involving the Company in which the Company is not the surviving corporation, or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of Shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the right and power to:

                           (i) cancel, effective immediately prior to the occurrence of such corporate event, each outstanding Incentive Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Grantee to whom such Incentive

                  Award was granted an amount in cash equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holder of a Share of Common Stock as a result of such event over (B) the Grantee's purchase price, if any, under such Incentive Award; or

                           (ii) provide for the exchange of each Incentive Award outstanding immediately prior to such corporate event (whether or not then exercisable) for another award on some or all of the property for which such Incentive Award is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee, in its discretion, in the purchase price of the Incentive Award, or the number of Shares or amount of cash subject to the Incentive Award or, if deemed appropriate, provide for a cash payment to the Grantee in consideration for the exchange of his Incentive Award.

         The Committee, in its discretion, shall have the authority to take whatever action it deems appropriate to effectuate the provisions of this subsection (h).

3.6      TERMINATION OF EMPLOYMENT, DEATH AND DISABILITY

                  (a) TERMINATION OF EMPLOYMENT. Unless otherwise expressly provided in his Restricted Stock Agreement, if the Grantee's Employment is terminated for Retirement or any other reason except due to his death or Disability, any non-vested portion of his outstanding Incentive Award at the time of such termination shall automatically expire and terminate and no further vesting shall occur.

                  (b) DISABILITY OR DEATH. Unless otherwise expressly provided in his Restricted Stock Agreement, upon termination of Employment as a result of the Grantee's Disability or death, any nonvested portion of his Incentive Award shall become 100% vested upon termination of Employment.

                  (c) CONTINUATION OF INCENTIVE AWARD. Subject to applicable law, in the event that a Grantee ceases to be an Employee, for whatever reason, the Committee and Grantee may mutually agree with respect to any outstanding Incentive Award then held by the Grantee (i) for an acceleration or other adjustment in any vesting schedule applicable to the Incentive Award or (ii) to any other change in the terms and conditions of the Incentive Award. In the event of any such change to an outstanding Incentive Award, a written amendment to the Grantee's Restricted Stock Agreement shall be required.

3.7      CHANGE IN CONTROL

         Notwithstanding any contrary provision in the Plan, in the event of a Change in Control (as defined below), the following actions shall automatically occur as of the day immediately preceding the Change in Control date unless otherwise expressly provided in the Grantee's Restricted Stock Agreement:

                  (a) all of the restrictions and conditions of any Incentive Award then outstanding shall be deemed satisfied, and the Restriction Period with respect thereto shall be deemed to have lapsed and expired; and

                  (b) all Restricted Stock shall be 100% vested and deemed earned in full.

         Notwithstanding any other provision of this Plan, unless expressly provided otherwise in the Grantee's Restricted Stock Agreement, the provisions of this Section 3.7 may not be terminated, amended, or modified to adversely affect any Incentive Award theretofore granted under the Plan without the prior written consent of the Grantee with respect to his outstanding Incentive Award subject, however, to the last paragraph of this Section 3.7.

         For all purposes of the Plan, a "CHANGE IN CONTROL" of the Company shall mean:

                  (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the total voting power of all the Company's then outstanding securities entitled to vote generally in the election of directors to the Board; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or its Parent or Subsidiaries, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or its Parent or Subsidiaries, or (iii) any acquisition consummated with the prior approval of the Board; or

                  (b) During the period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board, and any new director(s) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office, who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

                  (c) The Company becomes a party to a merger, plan of reorganization, consolidation or share exchange in which either (i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding shares of the Company's common stock will be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities, cash or other property (excluding payments made solely for fractional shares); or

                  (d) The shareholders of the Company approve a merger, plan of reorganization, consolidation or share exchange with any other corporation, and immediately following such merger, plan of reorganization, consolidation or share exchange the holders of the voting securities of the Company outstanding immediately prior thereto hold securities representing fifty percent (50%) or less of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, plan of reorganization, consolidation or share exchange; provided, however, that notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if one-half (1/2) or more of the members of the Board of the Company or such surviving entity immediately after such merger, plan of reorganization, consolidation or share exchange is comprised of persons who served as directors of the Company immediately prior to such merger, plan of reorganization, consolidation or share exchange or who are otherwise designees of the Company; or

                  (e) Upon approval by the Company's shareholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Parent or Subsidiary; or

                  (f) Any other event that a majority of the Board, in its sole discretion, shall determine constitutes a Change in Control.

         Notwithstanding the occurrence of any of the foregoing events of this
Section 3.7 which would otherwise result in a Change in Control, the Board may determine in its complete discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change in Control shall not be considered a Change in Control. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be a Change in Control, or after such event if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be a Change in Control.

3.8      EXCHANGE OF INCENTIVE AWARDS

         The Committee may, in its discretion, permit any Grantee to surrender outstanding Incentive Awards in order to exercise or realize his rights under other Incentive Awards or in exchange for the grant of new Incentive Awards, or require holders of Incentive Awards to surrender outstanding Incentive Awards (or comparable rights under other plans or arrangements) as a condition precedent to the grant of new Incentive Awards.

3.9      FINANCING

         The Company may extend and maintain, or arrange for and guarantee, the extension and maintenance of financing to any Grantee to purchase Shares pursuant to exercise of an Incentive Award upon such terms as are approved by the Committee in its discretion.


                                   SECTION 4.

                                     GENERAL

4.1      EFFECTIVE DATE AND GRANT PERIOD

         This Plan is adopted by the Board effective as of the Effective Date. Unless sooner terminated by the Board, no Incentive Award shall be granted under the Plan after ten (10) years from the Effective Date.

4.2      FUNDING AND LIABILITY OF COMPANY

         No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets. In addition, the Company shall not be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of the Plan. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto. The Plan shall not be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto. Any liability or obligation of the Company to any Grantee with respect to an Incentive Award shall be based solely upon any contractual obligations that may be created by this Plan and any Restricted Stock Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

Neither the Company, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

4.3      WITHHOLDING TAXES

                  (a) TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of an Incentive Award.

                  (b) SHARE WITHHOLDING. With respect to tax withholding required upon the lapse of restrictions on Shares of Restricted Stock, or upon any other taxable event arising as a result of any Incentive Awards, Grantees may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be made in writing, signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

                  (c) LOANS. The Committee, in its discretion, may provide for loans, on either a short term or demand basis, from the Company to a Grantee to permit the payment of taxes required by law.

4.4      NO GUARANTEE OF TAX CONSEQUENCES

         Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

4.5      DESIGNATION OF BENEFICIARY BY PARTICIPANT

         Each Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under any Incentive Award is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Committee during the Grantee's lifetime.

         A Grantee may, from time to time, revoke or change his beneficiary designation by filing a new designation form with the Committee (or its delegate). The last valid designation received shall be controlling; provided, however, that no beneficiary designation, or change or revocation thereof, shall be effective unless received prior to the Grantee's death and in no event shall it be effective as of a date prior to its receipt. Notwithstanding any contrary provision of this Section 4.5, no beneficiary designation made by a married Grantee, other than one under which the surviving lawful spouse of such Grantee is designated as the sole beneficiary, shall be valid and effective without the written consent of such spouse.

         If no valid and effective beneficiary designation exists at the time of the Grantee's death, or if no designated beneficiary survives the Grantee, or if such designation conflicts with applicable law, the payment of the Grantee's Incentive Award, if earned and payable hereunder, shall be made to the Grantee's surviving lawful spouse, if any, of if there is no such surviving spouse, to the executor or administrator of his estate. If the Committee is in doubt as to the right of any person to receive such amount, the Committee may direct that the amount be paid into any court of competent jurisdiction in an interpleader action, and such payment shall be a full and complete discharge of any liability or obligation of the Plan, Company, Committee or Board therefor.

4.6      DEFERRALS

         The Committee, in its discretion, may permit a Grantee to defer his receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Grantee by virtue of the lapse or waiver of restrictions with respect to Restricted Stock. If any such deferral election is permitted, the Committee shall, in its discretion, establish rules and procedures for such payment deferrals to the extent consistent with the Code and upon advice of counsel.

4.7      AMENDMENT AND TERMINATION

         The Board shall have the plenary power and authority to terminate or amend the Plan at any time. No termination, amendment, or modification of the Plan shall adversely affect in any material way any outstanding Incentive Award previously granted to a Grantee under the Plan, without the written consent of such Grantee or other designated holder of such Incentive Award.

         To the extent that the Committee determines that (a) the listing for qualification requirements of any national securities exchange or quotation system on which the Company's Common Stock is then listed or quoted, if applicable, (b) Rule 16b-3 under the Exchange Act or other requirements of applicable securities laws, regulations or rules, or (c) the Code (or regulations promulgated thereunder), require stockholder approval in order to maintain compliance with such listing or securities requirements or to maintain any favorable tax advantages or qualifications, then the Plan shall not be amended in such respect without approval of the Company's stockholders.

4.8      REQUIREMENTS OF LAW

         The granting of Incentive Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates to make appropriate reference to such restrictions.

4.9      RULE 16B-3 SECURITIES LAW COMPLIANCE

         With respect to Insiders, to the extent applicable, as determined by the Committee, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. Any ambiguities or inconsistencies in the construction of an Incentive Award or the Plan shall be interpreted to give effect to such intention. However, to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

4.10     SUCCESSORS

         All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

4.11     MISCELLANEOUS PROVISIONS

                  (a) No Employee shall have any claim or right to be granted an Incentive Award under the Plan. Neither the Plan, nor any action taken hereunder, shall be construed as giving any Employee any right to be retained in Employment.

                  (b) No Shares of Common Stock shall be issued hereunder unless counsel for the Company is then satisfied that such issuance will be in compliance with federal and state securities laws.

                  (c) The expenses of the Plan shall be borne by the Company.

                  (d) By accepting any Incentive Award, each Grantee and each person claiming by or through him shall be deemed to have indicated his acceptance of the Plan.

4.12     SEVERABILITY

         In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

4.13     GENDER, TENSE AND HEADINGS

         Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation or construction of the Plan.

4.14     GOVERNING LAW

         The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Texas without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Veritas DGC Inc. has caused this Plan to be duly executed in its name and on its behalf by its duly authorized officer.


                                  VERITAS DGC INC.


                                  By:  /s/ Anthony Tripodo
                                     -------------------------------------------
                                  Name:    Anthony Tripodo
                                       -----------------------------------------
                                  Title:   Executive Vice President and Chief
                                             Financial Officer
                                        ----------------------------------------

                                  June 24, 1998

Veritas DGC Inc.
3701 Kirby Drive, Suite 112
Houston, Texas 77098


         Re:      VERITAS DGC INC. REGISTRATION STATEMENT ON FORM S-8:
                  RESTRICTED STOCK PLAN

Gentlemen:

         We have acted as counsel to Veritas DGC Inc., a Delaware corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates, among other things, to an aggregate of 50,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable pursuant to the Restricted Stock Plan between the Company and selected key employees as an employment inducement upon the vesting thereof (the "Plan").

         We have examined the Plan and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

         Based upon such examination and review, we are of the opinion that the Shares will, upon issuance and delivery as contemplated by the Plan be validly issued, fully paid and nonassessable outstanding shares of Common Stock.

         This Firm consents to the filing of this opinion as an exhibit to the Registration Statement.

         This opinion is conditioned upon the Registration Statement being declared effective and upon compliance by the Company with all applicable provisions of the Securities Act of 1933, as amended, and such state securities rules, regulations and laws as may be applicable.



                                               Very truly yours,


                                               /s/ PORTER & HEDGES
                                               PORTER & HEDGES, L.L.P.